Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 22, 2016, Tahoe Stateline Venture, LLC, a California limited liability company ("TSV") that is wholly-owned by Owens Realty Mortgage, Inc. (the "Company") entered into a Land and Entitlement Purchase Agreement (as amended by Addendum 2 dated November 18, 2016, the "Purchase Agreement") to sell the property (the "Property") commonly known as "The Chateau at the Village" for a total of $45.5 million or $42.5 million net of a $3.0 million seller's credit to Jianping Pan, Kawana Holdings LLC which assigned its rights under the Purchase Agreement to Tahoe Chateau Land Holding, LLC, a California limited liability company. The Property includes approximately 8.0 acres of land and entitlements, including related parking and garage structures, which were owned by TSV. The Property sold does not include the existing retail buildings and improvements.

The sale of the Property closed on April 18, 2017 and the Company received net proceeds of approximately $42.3 million.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 27, 2016, and the description of Addendum 2 included in a Form 8-K filed with the SEC on November 29, 2016.

The Company intends to use the majority of its net proceeds from the sale of the Property to invest in new mortgage loans and to reduce Company debt. The accompanying Pro Forma Condensed Consolidated Financial Statements, in accordance with SEC rules and regulations, do not reflect any use of such proceeds.

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as if the Property (and all related assets and liabilities) had been sold on December 31, 2016. The accompanying unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2016 of the Company is presented as if the Property had been sold on January 1, 2016. The unaudited Pro Forma Condensed Consolidated Balance Sheet is segregated into separate components as follows:

•	the historical Consolidated Balance Sheet of the Company;
•
the pro forma details of the sale, including the net cash received and retained earnings from the estimated gain on sale and the elimination of the historical combined financial position of the Property (and related assets and liabilities); and

•	the Pro Forma Condensed Consolidated Balance Sheet of the Company.

The unaudited Pro Forma Condensed Consolidated Statement of Income is segregated into separate components as follows:

•	the historical Consolidated Statement of Income of the Company;
•	the elimination of the historical revenues and expenses of the Property; and
•	the Pro Forma Condensed Consolidated Statement of Income of the Company.

These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with:

•
The Company's historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2016, included in the Company's Annual Report on Form 10-K filed with the SEC on March 15, 2017.

In management's opinion, all adjustments necessary to reflect the disposition of the Property have been made. The following unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2016 assuming the above transaction had been consummated on January 1, 2016, nor does it purport to represent the future events of operations of the Company.

Owens Realty Mortgage, Inc.
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2016
(Unaudited)

Assets	(A) As Reported	(B) Property Disposition		Pro Forma
Cash and cash equivalents	$434,243	$42,327,323	B1	$42,761,566
Restricted cash	6,500,000	—		6,500,000
Loans, net	126,975,489	—		126,975,489
Interest and other receivables	2,164,335	—		2,164,335
Other assets, net	803,676	—		803,676
Deferred financing costs, net	171,855	—		171,855
Deferred tax assets, net	7,248,977	—		7,248,977
Investment in limited liability company	2,140,482	—		2,140,482
Real estate held for sale	75,843,635	(28,974,808)		46,868,827
Real estate held for investment, net	37,279,763	—		37,279,763

Total assets	$259,562,455	$13,352,515		$272,914,970

Liabilities and Equity
Liabilities:
Dividends payable	$1,402,496	$—		$1,402,496
Due to Manager	360,627	—		360,627
Accounts payable and accrued liabilities	3,699,859	—		3,699,859
Deferred gains	209,662	—		209,662
Line of credit payable	4,976,000	—		4,976,000
Notes and loans payable on real estate	33,385,934	—		33,385,934
Total liabilities	44,034,578	—		44,034,578
Equity:
Stockholders' equity:
Common stock	111,981	—		111,981
Additional paid-in capital	182,437,522	—		182,437,522
Treasury stock	(12,852,058)	—		(12,852,058)
Retained earnings	45,830,432	13,352,515	B2	59,182,947
Total stockholders' equity	215,527,877	13,352,515		228,880,392

Total liabilities and equity	$259,562,455	$13,352,515		$272,914,970

See accompanying notes

Owens Realty Mortgage, Inc.
Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2016
(Unaudited)

	(C) As Reported	(D) Property Disposition	Pro Forma

Revenues:
Interest income on loans	$8,922,142	$—	8,922,142
Rental and other income from real estate properties	7,977,400	—	7,977,400
Income from investment in limited liability company	179,449	—	179,449
Total revenues	17,078,991	—	17,078,991
Expenses:
Management fees to Manager	3,286,470	—	3,286,470
Servicing fees to Manager	298,770	—	298,770
General and administrative expense	1,568,890	—	1,568,890
Rental and other expenses on real estate properties	7,045,848	—	7,045,848
Depreciation and amortization	1,258,305	—	1,258,305
Interest expense	2,859,294	—	2,859,294
Bad debt expense from uncollectible rent	14,678	—	14,678
Provision for loan losses	1,284,896	—	1,284,896
Impairment losses on real estate properties	3,227,807	—	3,227,807
Total expenses	20,844,958	—	20,844,958
Operating loss	(3,765,967)	—	(3,765,967)
Gain on sales of real estate, net	24,497,763	—	24,497,763
Net income before income tax benefit	20,731,796	—	20,731,796
Income tax benefit	7,248,977	—	7,248,977
Net income	27,980,773	—	27,980,773
Less: Net income attributable to noncontrolling interests	(3,571,003)	—	(3,571,003)

Net income attributable to common stockholders	$24,409,770	$—	$24,409,770

Per common share data:
Basic and diluted earnings per common share	$2.38		$2.38
Basic and diluted weighted average number of common shares outstanding	10,247,477		10,247,477

See accompanying notes

Owens Realty Mortgage, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)
Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in the Form 10-K as of and for the year ended December 31, 2016 previously filed with the SEC.

(B)	Represents the elimination of the assets and related liabilities of the Property sold. These adjustments also include net cash received at closing.

(B1)	Represents the net proceeds received by the Company upon the sale of the Property as if the sale occurred on December 31, 2016.
(B2)	Represents the estimated gain on sale recognized by the Company upon completion of the sale of the Property as if the sale occurred on December 31, 2016 and was calculated as follows:
Sales price	$45,500,000
Less: Estimated closing costs (including seller's credit)	(3,172,677)
Less: Property net carrying amount as of December 31, 2016	(28,974,808)
Net gain attributable to Owens Realty Mortgage, Inc.	$13,352,515

(C)
Reflects the consolidated statement of income of the Company as contained in the historical consolidated financial statements included in its Annual Report on Form 10-K as of and for the year ended December 31, 2016 previously filed with the SEC on March 15, 2017.

(D)
Reflects the elimination of the actual historical results of operations of the Property (revenues and expenses) for the year ended December 31, 2016 as if the disposition occurred on January 1, 2016. The estimated gain of $13,352,515 is not included in the pro forma consolidated statement of income for the year ended December 31, 2016 as it represents a non-recurring item that results directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.